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                                                               EXHIBIT (a)(1)(D)

                                NEW FOCUS, INC.

                           OFFER TO EXCHANGE OPTIONS

                                 ELECTION FORM

     I have received, have read and understand the Offer to Exchange and the memorandum from Ken Westrick, each dated June 1, 2001, the Election Form and Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding stock options ("Old Options") for options exercisable at the fair market value on the future grant dates, issued under the New Focus, Inc. 2000 Stock Plan. This Offer expires at 9 P.M. Pacific Daylight Time on June 29, 2001.

     I understand and agree that the Instructions Forming Part of the Terms and Conditions of the Offer attached hereto are part of the terms and conditions of the Offer, and I have read these instructions prior to filling out this Election Form.

     I understand that if I elect to cancel my Old Options, in exchange I will receive a new option grant, exercisable for shares equal to 30% of the shares subject to the Old Options I tender, shortly after the Company cancels my Old Options (the "First New Option"). I will also receive a promise from New Focus, Inc. (the "Promise to Grant a Stock Option") to issue a new option, exercisable for shares equal to 70% of the shares subject to my cancelled Old Options (the "Second New Option" and together with the First New Option, the "New Options"), at a later date, which will be no earlier than six months and one day after the date my Old Options are cancelled. I understand that if my employment is terminated for any reason before the New Options subject to the Promise to Grant a Stock Option are granted, I will not receive those New Options or any other form of payment for my cancelled options. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS, RESULTING IN A LOSS OF SOME FINANCIAL BENEFIT. I UNDERSTAND THAT EACH OLD OPTION IS SUBJECT TO A SEPARATE ELECTION AND I MAY ELECT TO TENDER ALL, SOME OR NONE OF MY OLD OPTIONS FOR EXCHANGE. I UNDERSTAND THAT IF I ELECT TO TENDER CERTAIN OPTIONS AND I RECEIVED A SUPPLEMENTAL GRANT OF OPTIONS ON NOVEMBER 21, 2000 ASSOCIATED WITH THE TENDERED OPTIONS, THAT SUPPLEMENTAL GRANT WILL BE CANCELLED, AND NO NEW SHARES WILL BE GRANTED WITH RESPECT TO THAT SUPPLEMENTAL GRANT. I AGREE TO ALL TERMS OF THE OFFER.

     Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

     Please check the box and note the option date and option number of each stock option grant with respect to which you elect to have such grant cancelled and replaced pursuant to the terms of the Offer.

     If you tender a stock option grant, you must tender the entire unexercised portion of that grant.

     You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the expiration date of 9 PM Pacific Daylight Time, June 29, 2001.
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[ ] Yes, I wish to tender for exchange each of the options specified below:

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                                                                  TOTAL NUMBER OF UNEXERCISED SHARES SUBJECT TO
         OPTION NUMBER            OPTION DATE   EXERCISE PRICE         THE OPTION (SHARES TO BE CANCELLED)
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

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

     I understand that if the Company accepts these options for cancellation, they will be irrevocably cancelled on or about July 2, 2001.

[ ] No, I do NOT wish to tender for exchange the options specified below:

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                                                                  TOTAL NUMBER OF UNEXERCISED SHARES SUBJECT TO
          OPTION NUMBER            OPTION DATE   EXERCISE PRICE        THE OPTION (SHARES TO BE CANCELLED)
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

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


--------------------------------------------  --------------------------------------------
EMPLOYEE SIGNATURE                            SOCIAL SECURITY/TAX FILE NUMBER

--------------------------------------------  --------------------------------------------  ----------------------
EMPLOYEE NAME (PLEASE PRINT)                  E-MAIL ADDRESS                                DATE AND TIME

                   RETURN TO GINA AHN NO LATER THAN 9 PM PDT
       ON JUNE 29, 2001 VIA FACSIMILE AT (408) 852-7944 OR HAND DELIVERY

                         NEW FOCUS WILL SEND AN E-MAIL
                 CONFIRMATION WITHIN 2 BUSINESS DAYS OF RECEIPT

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                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. Delivery of Election Form.

     A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Gina Ahn either via hand delivery or via the facsimile number listed on the front cover of this Election Form (fax # (408) 852-7944) on or before 9PM Pacific Daylight Time on June 29, 2001 (the "Expiration Date").

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY NEW FOCUS, INC. (THE "COMPANY"). YOU MAY HAND DELIVER YOUR ELECTION FORM TO GINA AHN AT THE COMPANY, OR YOU MAY FAX IT TO HER AT THE NUMBER LISTED ON THE FRONT COVER OF THIS ELECTION FORM. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Tenders of options made through the offer may be changed at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts your tendered options before 9:00 p.m., Pacific Daylight Time, July 30, 2001, you may withdraw your tendered options at any time after July 30, 2001. To withdraw your tendered options, deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Gina Ahn (fax # (408) 852-7944) before the Expiration Date. To change your mind and elect to participate in the Offer after you have submitted a Notice to Change Election from Accept to Reject, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to Gina Ahn, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

  2. Tenders.

     If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

     - option number;

     - option date;

     - exercise price; and

     - the total number of unexercised option shares subject to the option.

     The Company will not accept partial tenders of an eligible option. Accordingly, you may tender all or none of the unexercised shares subject to an eligible option. Also, if you intend to tender certain options

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that were granted to you, any supplemental options granted on November 21, 2000 associated with those tendered options must be surrendered for cancellation, and no New Options will be granted with respect to the supplemental options.

  3. Signatures on This Election Form.

     If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Election Form.

  4. Other Information on This Election Form.

     In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your identification number, such as your social security number or tax identification number, as appropriate.

  5. Requests for Assistance or Additional Copies.

     Any questions or requests for assistance with respect to this Election Form, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Gina Ahn, Stock Administrator, at New Focus, Inc. 5215 Hellyer Avenue, San Jose, CA 95138-1001, telephone number (408) 284-5219. Copies will be furnished promptly at the Company's expense.

  6. Irregularities.

     All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT), TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

  7. Additional Documents to Read.

     You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Ken Westrick dated June 1, 2001 before deciding to participate in the Offer.

  8. Important Tax Information.

     You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.

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  9. Miscellaneous.

     A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, New Focus, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

     You understand that New Focus, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

     B. Acknowledgement and Waiver. By accepting this Offer, you acknowledges that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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